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                                                                            EXHIBIT 12
                                  HERSHEY FOODS CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (in thousands of dollars except for ratios)
                                         (Unaudited)


                                                                   For the Three Months Ended
                                                                   --------------------------
                                                                    April 5,        March 30,
                                                                      1998            1997
                                                                    -------         --------
Earnings:

   Income before income taxes                                      $  123,660      $  113,501

   Add (deduct):

        Interest on indebtedness                                       23,639          16,750
        Portion of rents representative of the
          interest factor (a)                                           3,296           2,781
        Amortization of debt expense                                      152              67
        Amortization of capitalized interest                              885             895
                                                                   ----------      ----------

            Earnings as adjusted                                   $  151,632      $  133,994
                                                                   ==========      ==========

Fixed Charges:

        Interest on indebtedness                                   $   23,639      $   16,750
        Portion of rents representative of the
          interest factor (a)                                           3,296           2,781
        Amortization of debt expense                                      152              67
        Capitalized interest                                              600             168
                                                                   ----------      ----------

            Total fixed charges                                    $   27,687      $   19,766
                                                                   ==========      ==========

Ratio of earnings to fixed charges                                       5.48            6.78
                                                                   ==========      ==========


NOTE:

(a)  Portion of rents  representative  of the interest  factor consists of one-third of rental expense for operating leases.

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